EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 1, 2021, relating to the financial statements of TPG Group Holdings (SBS), L.P. appearing in the Registration Statement No. 333-261681 on Form S-1 of TPG Partners, LLC. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Fort Worth, Texas

January 13, 2022